EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Intrepid Capital Management Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Intrepid Capital Management Funds Trust for the year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Intrepid Capital Management Funds Trust for the stated period.

/s/ Mark F. Travis Mark F. Travis President, Intrepid Capital Management Funds Trust	/s/ Donald C. White Donald C. White Treasurer, Intrepid Capital Management Funds Trust
Dated: 12/05/2008	Dated: 12/05/2008

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Intrepid Capital Management Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.